Fourth Amended and Restated Sale Agreement

by and between
GREIF PACKAGING LLC,
AMERICAN FLANGE & MANUFACTURING CO. INC.,
CARAUSTAR MILL GROUP, INC.,
CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC.,
CARAUSTAR RECOVERED FIBER GROUP, INC.,
THE NEWARK GROUP, INC.,
CARAUSTAR CONSUMER PRODUCTS GROUP, LLC,
CASCADE PAPER CONVERTERS CO.,
CONTAINER LIFE CYCLE MANAGEMENT LLC,
LEE CONTAINER, LLC,
LEE CONTAINER IOWA, LLC,
and each other entity from time to time party hereto as an Originator, as Originators
and
Greif Receivables Funding LLC,
as the SPV

TABLE OF CONTENTS

Page

ARTICLE I    DEFINITIONS
SECTION 1.1    Definitions    2
SECTION 1.2    Other Terms    4
SECTION 1.3    Computation of Time Periods    5
ARTICLE II    SALE AND PURCHASE OF RECEIVABLES
SECTION 2.1    Sale    5
SECTION 2.2    Intent of the Parties; Grant of Security Interest    6
SECTION 2.3    No Recourse    6
SECTION 2.4    No Assumption of Obligations    6
SECTION 2.5    UCC Filing    6
ARTICLE III    CONSIDERATION AND PAYMENT
SECTION 3.1    Purchase Price    7
SECTION 3.2    Subordination    8
ARTICLE IV    ADMINISTRATION AND COLLECTION
SECTION 4.1    Servicing of Receivables    9
SECTION 4.2    Deemed Collections    9
SECTION 4.3    Actions Evidencing Purchases    10
ARTICLE V    REPRESENTATIONS AND WARRANTIES
SECTION 5.1    Mutual Representations and Warranties    10
SECTION 5.2    Originators’ Additional Representations and Warranties    12
SECTION 5.3    Notice of Breach    16
ARTICLE VI    COVENANTS
SECTION 6.1    Mutual Covenants    16
SECTION 6.2    Affirmative Covenants of the Originators    16
SECTION 6.3    Negative Covenants of the Originators    18
ARTICLE VII    TERM AND TERMINATION
SECTION 7.1    Term    20
SECTION 7.2    Effect of Purchase Termination Date    21
ARTICLE VIII    INDEMNIFICATION
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TABLE OF CONTENTS
(continued)
Page

SECTION 8.1    Indemnities by the Originator    21
ARTICLE IX    MISCELLANEOUS PROVISIONS
SECTION 9.1    Waivers; Amendments    23
SECTION 9.2    Notices    23
SECTION 9.3    Governing Law    23
SECTION 9.4    Integration    24
SECTION 9.5    Severability of Provisions    24
SECTION 9.6    Counterparts; Facsimile Delivery    24
SECTION 9.7    Successors and Assigns; Binding Effect    24
SECTION 9.8    Costs, Expenses and Taxes    24
SECTION 9.9    No Proceedings; Limited Recourse    24
SECTION 9.10    Further Assurances    25

SCHEDULES
Schedule I    Perfection Representations, Warranties and Covenants

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FOURTH AMENDED AND RESTATED SALE AGREEMENT
This FOURTH AMENDED AND RESTATED SALE AGREEMENT, dated as of May 11, 2026 (this “Agreement”), by and between GREIF PACKAGING LLC, a Delaware limited liability company (“GP”), AMERICAN FLANGE & MANUFACTURING CO. INC., a Delaware corporation (“AFM”), CARAUSTAR MILL GROUP, INC., an Ohio corporation (“Caraustar Mill”), CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC., a Delaware corporation (“Caraustar Industrial”), CARAUSTAR RECOVERED FIBER GROUP, INC., a Delaware corporation (“Caraustar Fiber”), THE NEWARK GROUP, INC., a New Jersey corporation (“Newark”), CARAUSTAR CONSUMER PRODUCTS GROUP, LLC, a Delaware limited liability company (“Caraustar Consumer”), CASCADE PAPER CONVERTERS CO., a Michigan corporation (“Cascade”), CONTAINER LIFE CYCLE MANAGEMENT LLC, a Delaware limited liability company (“Container Life”), LEE CONTAINER, LLC, a Georgia limited liability company (“Lee”), LEE CONTAINER IOWA, LLC, an Iowa limited liability company (“Lee Iowa”, and together with GP, AFM, Caraustar Mill, Caraustar Industrial, Caraustar Fiber, Newark, Caraustar Consumer, Cascade, Container Life and Lee, each, an “Originator” and collectively, the “Originators”), and GREIF RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “SPV”). The parties hereto agree as follows:
WITNESSETH:
WHEREAS, in the ordinary course of their business, the Originators acquire and originate, from time to time, Receivables and related rights arising pursuant to certain Contracts between the Originators and various Obligors;
WHEREAS, GP owns all of the outstanding membership interests of the SPV;
WHEREAS, the Originators wish to sell, contribute or otherwise convey certain Conveyed Receivables and Related Assets to the SPV, from time to time, and the SPV is willing to purchase or otherwise acquire Receivables and Related Assets from the Originators, on the terms and subject to the conditions set forth herein;
WHEREAS, the Originators and the SPV intend the conveyances effected hereunder to be true sales or contributions, as the case may be, of Conveyed Receivables and Related Assets (including all of the Originators’ rights, titles and interests in and to any related Contracts) by the Originators to the SPV, providing the SPV with the full benefits of ownership of the Conveyed Receivables and Related Assets, and the Originators and the SPV do not intend the conveyances effected hereunder to be characterized as loans from the SPV to the Originators;
WHEREAS, the Originators and the SPV acknowledge that a lien and security interest in the Conveyed Receivables and certain of the Related Assets sold, contributed or otherwise conveyed by the Originators to the SPV hereunder has been granted and assigned by the SPV pursuant to the Second Tier Agreement (as hereinafter defined) and the related Transaction Documents to PNC Bank, National Association. (“PNC”), as Agent, on behalf of the Secured Parties;

WHEREAS, the Originators and the SPV are parties to that certain Third Amended and Restated Sale Agreement, dated as of September 24, 2019 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Agreement”); and
WHEREAS, the parties hereto wish to amend and restate the Existing Agreement;
NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree to amend and restate the Existing Agreement as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Second Tier Agreement (all such meanings to be equally applicable to the singular and plural forms of the terms defined). As used in this Agreement, the following terms shall have the following meanings:
“Asset Purchase Price” is defined in Section 3.1(a).
“Conveyed Receivable” shall mean each Receivable sold by an Originator to the SPV in accordance with Section 2.1.
“Deferred Purchase Price” is defined in Section 3.1(b).
“Initial Purchase Dates” is defined in Section 2.1(a).
“Initial Purchases” is defined in Section 2.1(a).
“Minimum Capital Test” shall mean a test that is satisfied on any day when (a) the Aggregate Unpaid Balance minus (b) the Net Investment minus (c) the then outstanding aggregate Deferred Purchase Price is equal to or greater than $5,000,000.
“Originator Indemnified Amounts” is defined in Section 8.1.
“Originator Indemnified Parties” is defined in Section 8.1.
“Originators” shall have the meaning set forth in the Preamble hereto.
“Perfection Representations” means the representations, warranties and covenants set forth in Schedule I attached hereto.
“Permitted Payments” is defined in Section 3.2(b).
“Purchase” shall mean, as the context may require, the Initial Purchases or a Subsequent Purchase.

“Purchase Date” shall mean the Initial Purchase Dates or a Subsequent Purchase Date, as the context may require.
“Purchase Termination Date” is defined in Section 7.1.
“Related Assets” shall mean, with respect to each Receivable:
(A)any Returned Goods and documentation or title evidencing the shipment or storage of any goods relating to any sale giving rise to such Receivable;
(B)all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the related Contract or otherwise, together with all financing statements and other filings authorized by an Obligor relating thereto;
(C)all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(D)all records, instruments, documents and other agreements (including any Contract with respect thereto) related to such Receivable;
(E)all Collections with respect to such Receivable;
(F)all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each lock-box address and all Blocked Accounts, into which any Collections or other proceeds with respect to such Receivable may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and
(G)all proceeds of the foregoing.
“Retained Receivable” shall mean: (i) any receivable owed by an obligor which is an Affiliate of any Originator, or (ii) a receivable owed by any of the obligors listed on Schedules IV or 1.01(c) of the Disclosure Letter.
“Returned Goods” means all right, title and interest of any Originator in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable.
“Second Tier Agreement” means the Fourth Amended and Restated Transfer and Administration Agreement, dated as of the date hereof, by and among the SPV, the Originators, GP, as initial Servicer, PNC, as a Managing Agent, an Administrator, a Committed Investor and the Agent, and the various Investor Groups, Managing Agents and Administrators from time to time parties thereto.
“Senior Obligations” means all Aggregate Unpaids which may now or hereafter be owing by the SPV to the Agent and the other Secured Parties.
“Solvent” means, with respect to any Person at any time, a condition under which:

(i)    the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;
(ii)    such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and
(iii)    such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
For purposes of this definition:
(A)    the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;
(B)    the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;
(C)    the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and
(D) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s length transaction in an existing and not theoretical market.
“SPV” shall have the meaning set forth in the Preamble hereto.
“Subordinated Obligations” means all obligations which may now or hereafter be owing by the SPV to each Originator and its successors or assigns (including the obligation to pay the purchase price of any Receivable and interest thereon).
“Subsequent Purchase” shall mean each Purchase other than the Initial Purchases.
“Subsequent Purchase Date” shall mean, with respect to Originators, during the period commencing on the date hereof and ending on the Purchase Termination Date, the date of any Subsequent Purchase.
SECTION 1.2Other Terms. All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (k) each reference to “Originator” herein refers severally to each of the Originators as to itself and the Receivables and Related Assets owned by it from time to time. Notwithstanding the foregoing, the term “Related Assets” as used herein excludes the SPV’s rights under this Agreement.
SECTION 1.3Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
ARTICLE II
SALE AND PURCHASE OF RECEIVABLES
SECTION 2.1Sale. (a) As of the date hereof, each of the parties hereto hereby acknowledges that on the terms and subject to the conditions set forth in the Existing Agreement, the Originators sold to the SPV on certain purchase dates prior to the date hereof (the “Initial Purchase Dates”), and the SPV purchased from the Originators on each such Initial Purchase Date, all of each Originator’s right, title and interest, in, to and under certain of such Originator’s Receivables (other than any Retained Receivable) existing as of such Initial Purchase Date, together with all other Related Assets and all proceeds thereof, whether such Related Assets or proceeds relating thereto existed at such time or arose or were acquired thereafter. The foregoing purchases and sales are herein collectively called the “Initial Purchases”. Each of the parties hereto hereby acknowledges that the aggregate Deferred Purchase Price for the Initial Purchases shall be set forth in the first Servicer Report delivered by the Servicer after the date hereof.
(b)On the terms and subject to the conditions set forth herein, each of the Originators hereby sells to the SPV effective as of each Subsequent Purchase Date, and the SPV hereby purchases from each of the Originators effective as of each Subsequent Purchase Date, each Receivable (other than any Retained Receivable), together with all Related Assets and all proceeds thereof, whether such Related Assets or proceeds relating thereto exist at such time or arise or are acquired thereafter, arising on and after the date hereof and through and including the Purchase Termination Date (including, for the avoidance of doubt, each Receivable of each Originator (other than any Retained Receivable) that exists as of the date hereof), provided that notwithstanding the foregoing, no Originator shall have an obligation to sell to the SPV any Receivable or Related Assets under this Agreement if immediately prior thereto SPV is not solvent.
SECTION 2.2Intent of the Parties; Grant of Security Interest. (a) The Originators and the SPV intend that the sale, assignment and transfer of the Conveyed Receivables and Related

Assets to the SPV hereunder shall be treated as a sale for all purposes, other than accounting and U.S. federal and state income tax purposes. If notwithstanding the intent of the parties, the sale, assignment and transfer of the Conveyed Receivables and Related Assets to the SPV is not treated as a sale for all purposes, other than accounting and U.S. federal and state income tax purposes, then (i) this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC, and (ii) the sale, assignment and transfer of the Conveyed Receivables and Related Assets provided for in this Agreement shall be treated as the grant of, and the Originators hereby grant to the SPV, a security interest in the Conveyed Receivables and Related Assets to secure the payment and performance of the Originators’ obligations to the SPV hereunder and under the other Transaction Documents or as may be determined in connection therewith by applicable Law. The Originators and the SPV shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of, the Conveyed Receivables and Related Assets, such security interest would be deemed to be a perfected security interest in favor of the SPV under applicable Law and shall be maintained as such throughout the term of this Agreement.
(b)The Originators hereby grant to the SPV a security interest in the Blocked Accounts as additional collateral to secure the payment and performance of the Originators’ obligations to the SPV hereunder and under the other Transaction Documents or as may be determined in connection therewith by applicable Law, and shall take such actions as may be necessary to ensure that such security interest would be deemed to be a perfected security interest in favor of the SPV under applicable Law and shall be maintained as such throughout the term of this Agreement.
SECTION 2.3No Recourse. Except as specifically provided in this Agreement, the purchase and sale of the Conveyed Receivables and Related Assets under this Agreement shall be without recourse to any Originator.
SECTION 2.4No Assumption of Obligations. The SPV shall not have any obligation or liability with respect to any Conveyed Receivables, Contracts or other Related Assets, nor shall the SPV have any obligation or liability to any Obligor or other customer or client of any Originator (including without limitation any obligation to perform any of the obligations of any Originator under any Conveyed Receivables, Contracts or other Related Assets).
SECTION 2.5UCC Filing. The Originators shall record and file, at their own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Conveyed Receivables and the Related Assets then existing and thereafter created (and, in any case, conveyed to the SPV hereunder) for the transfer and grant, as applicable, of accounts, equipment, instruments, chattel paper and general intangibles (as defined in the UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as are reasonably requested by the SPV or any Managing Agent and necessary to perfect the transfer and assignment of such Conveyed Receivables and Related Assets to the SPV (and to the Agent (for the benefit of the Secured Parties) as assignee thereof). The Originators have delivered or shall, within two (2) Business Days following the Purchase Date of any Conveyed Receivable, deliver a file-stamped copy of such financing statements to the SPV and the Agent, and have taken, or shall take, at the Originators’ own expense, all other steps as are necessary under applicable Law (including the filing of any additional financing statements in connection with any Subsequent Purchase) to perfect such transfers and assignments and has delivered to the SPV and the Agent, or shall deliver, confirmation of such steps including any assignments, as are necessary or are reasonably requested by the SPV or any Managing Agent. The Originators hereby authorize the Servicer to file such financing statements or take such other action described in this Section 2.5 on behalf of the Originators, at the Originators’ expense.

Each Originator further agrees, at its own expense, with respect to the Conveyed Receivables and Related Assets conveyed by it to the SPV hereunder, on or prior to each Purchase Date, to indicate on its computer files that such Conveyed Receivables and Related Assets have been conveyed pursuant to this Agreement. Each Conveyed Receivable and Related Asset purchased hereunder shall be included in and become part of the Records.
ARTICLE III
CONSIDERATION AND PAYMENT
SECTION 3.1Purchase Price.
(a)The SPV hereby agrees to pay each Originator with respect to any Conveyed Receivables and the Related Assets purchased by the SPV from such Originator on each Purchase Date a purchase price (in each case, the “Asset Purchase Price”) equal to the fair market value of all such Conveyed Receivables and Related Assets then being sold by such Originator to the SPV on such Purchase Date.
(b)The SPV shall pay each Originator the Asset Purchase Price with respect to each Conveyed Receivable and Related Assets sold by such Originator to the SPV on the applicable Purchase Date by transfer of funds, to the extent that the SPV has funds available for that purpose after (i) satisfying the SPV’s current obligations under the Second Tier Agreement and (ii) taking into account the proceeds that the SPV expects to receive from the Investors pursuant to the Second Tier Agreement on such Purchase Date. To the extent that such funds are insufficient, then at the election of such Originator, either (x) solely with respect to GP, the remaining Conveyed Receivables and Related Assets shall be deemed to have been transferred by GP to the SPV as a capital contribution, in return for an increase in the value of the membership interests of the SPV held by GP or (y) if the Minimum Capital Test is satisfied and the applicable Originator so elects, by notice to the Agent, the remainder of the Asset Purchase Price shall be deferred (the “Deferred Purchase Price”) and shall be paid by the SPV from time to time when the SPV has funds that are not otherwise needed to satisfy the SPV’s obligations under the Second Tier Agreement (to the extent then due and payable), to pay for new Conveyed Receivables and Related Assets or to pay interest pursuant to subsection 3.1(d); provided, that the remainder of the Asset Purchase Price shall in any event be payable not later than one (1) year after the Final Payout Date.
(c)All Conveyed Receivables and Related Assets, if any, that have been conveyed hereunder by way of capital contribution by an Originator shall be administered and otherwise treated hereunder in the same way as Conveyed Receivables and Related Assets that have been conveyed by way of sale.
(d)The SPV shall pay interest on the aggregate Deferred Purchase Price outstanding from time to time under this Agreement at a variable rate per annum equal to the rate of interest publicly announced from time to time by PNC as its “prime rate”. Such interest shall be computed on the basis of the actual number of days elapsed and a 360 day year and shall be paid on each Settlement Date, to the extent the SPV has available funds that are not needed to satisfy the SPV’s obligations under the Second Tier Agreement (to the extent then due and payable) or to pay for new Conveyed Receivables and Related Assets.
SECTION 3.2Subordination.
(a)The payment and performance of the Subordinated Obligations is hereby subordinated to the Senior Obligations and, except as set forth in this Section 3.2, the Originators will not ask, demand, sue for, take or receive from the SPV, by setoff or in any other manner, the whole or any part of any Subordinated Obligations, unless and until the Senior Obligations shall have been fully paid and satisfied (the temporary reduction of outstanding Senior Obligations not being deemed to constitute full payment or satisfaction thereof).
(b)Notwithstanding clause (a) above and subject to clauses (c) and (e) below, the SPV may pay the purchase price for the Conveyed Receivables and Related Assets, interest thereon and other Restricted Payments as provided in Section 3.1 from funds available in accordance with Section 2.14 of the Second Tier Agreement (all such payments being herein called “Permitted Payments”).
(c)Prior to payment in full of the Senior Obligations, the Originators shall have no right to sue for, or otherwise exercise any remedies with respect to, any Permitted Payment, or otherwise take any action against the SPV or the SPV’s property with respect to any Permitted Payment.
(d)Should any payment or distribution be received by any Originator upon or with respect to the Subordinated Obligations (other than Permitted Payments) prior to the satisfaction of all of the Senior Obligations, such Originator shall receive and hold the same in trust, as trustee, for the benefit of the holders of Senior Obligations, and shall forthwith deliver the same to the Agent (in the form received, except where endorsement or assignment by the Originators is necessary), for application to the Senior Obligations, whether or not then due.
(e)In the event of any Event of Bankruptcy with respect to the SPV, (i) the Originators shall promptly file a claim or claims, in the form required in such Event of Bankruptcy, for the full outstanding amount of the Subordinated Obligations, and shall use commercially reasonable efforts to cause such claim or claims to be approved and all payments or other distributions in respect thereof to be made directly to the Agent (for the benefit of the holders of Senior Obligations) until all Senior Obligations shall have been paid and performed in full and in cash, and (ii) the Originators shall not be subrogated to the rights of any such holder to receive payments or distributions from the SPV until one (1) year and one (1) day after payment in full and in cash of all Senior Obligations.
(f)If at any time any payment (in whole or in part) made with respect to any Senior Obligation is rescinded or must be restored or returned (whether in connection with any Event of Bankruptcy or otherwise), the subordination provisions contained in this Section 3.2 shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.
(g)The subordination provisions contained in this Section 3.2 shall not be impaired by amendment or modification to the Transaction Documents or any lack of diligence in the enforcement, collection or protection of, or realization on, the Senior Obligations or any security therefor.
ARTICLE IV
ADMINISTRATION AND COLLECTION
SECTION 4.1Servicing of Receivables. Notwithstanding the sale of Conveyed Receivables pursuant to this Agreement, GP, for so long as it acts as Servicer under the Second Tier Agreement, shall continue to be responsible for the servicing, administration and collection of the Conveyed Receivables, all on the terms set out in (and subject to any rights to terminate the initial Servicer as servicer pursuant to) the Second Tier Agreement.

SECTION 4.2Deemed Collections.
(a)If on any day the Unpaid Balance of an Eligible Receivable is reduced (but not cancelled) as a result of any Dilution, the applicable Originator(s) shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction. If on any day an Eligible Receivable is canceled as a result of any Dilution, the applicable Originator(s) shall be deemed to have received on such day a Collection of such Receivable in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Eligible Receivable.
(b)If on any day any representation or warranty of an Originator set forth in Section 5.1(d), or Sections 5.2(a) or (h) with respect to any Eligible Receivable (whether on or after the date of transfer thereof to the SPV as contemplated hereunder) is determined to be incorrect as of such time when such representation or warranty was made or confirmed, such Originator shall be deemed to have received on such day a Collection of such Eligible Receivable in an amount equal to its Unpaid Balance.
(c)Not later than the second Business Day following any deemed Collection under Section 4.2(a) or (b), such Originator(s) shall pay to the SPV an amount equal to such deemed Collection, and such amount shall be paid by the SPV as a Collection in accordance with Section 2.12 of the Second Tier Agreement.
(d)To the extent that the SPV subsequently receives actual Collections with respect to any deemed Collections with respect to any Receivable referenced in Section 4.2(a) or (b) above, the SPV shall pay such Originator an amount equal to the amount so collected, such amount to be payable in the same manner and priority as the Deferred Purchase Price.
SECTION 4.3Actions Evidencing Purchases. (a) As of the date hereof, each Originator shall mark its master data processing records evidencing Receivables with a legend, reasonably acceptable to the SPV, evidencing that the Conveyed Receivables have been sold in accordance with this Agreement. In addition, each Originator agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that the SPV or its assignee may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder, or to enable the SPV or its assigns to exercise or enforce any of their respective rights with respect to the Conveyed Receivables and Related Assets. Without limiting the generality of the foregoing, each Originator shall, upon the request of the SPV or its designee; (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate and (ii) mark conspicuously each Contract evidencing each Retained Receivable with a legend, acceptable to the SPV, evidencing that the related Retained Receivables have not been sold in accordance with this Agreement.
(b)Each Originator hereby authorizes the SPV or its designee to (i) file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Conveyed Receivables and Related Assets now existing or hereafter arising in the name of such Originator and (ii) to the extent permitted by the Second Tier Agreement, notify Obligors of the assignment of the Conveyed Receivables and Related Assets.
(c)Without limiting the generality of Section 4.3(a), each Originator shall, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statements filed in connection with the Closing Date or any other financing statement filed pursuant to this Agreement, if the Final Payout Date shall not have occurred: (i) execute and deliver and file or cause to be filed appropriate continuation statements;

and (ii) if required by the Agent, deliver or cause to be delivered to the Agent an opinion of counsel for such Originator in form and substance and delivered by counsel reasonably satisfactory to the SPV, confirming and updating the opinion delivered in connection with the Closing Date relating to the validity, perfection and priority of the SPV’s interests in the Conveyed Receivables.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
SECTION 5.1Mutual Representations and Warranties. Each Originator and the SPV represents and warrants to the other and the Agent, as to itself only, that, on each Initial Purchase Date and on each Subsequent Purchase Date:
(a)Corporate Existence and Power. It (i) is validly existing and in good standing under the laws of its jurisdiction of organization, (ii)  was duly organized, (iii) has all corporate or limited liability company power and all licenses, authorizations, consents and approvals of all Official Bodies required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect) and (iv) is duly qualified to do business and is in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.
(b)Authorization; No Contravention. The execution, delivery and performance by it of this Agreement, the Second Tier Agreement and the other Transaction Documents to which it is a party (i) are within its corporate or limited liability company powers, (ii) have been duly authorized by all necessary corporate or limited liability company action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by this Agreement), (iv) do not contravene or constitute a default under (A) its organizational documents, (B) any Law applicable to it, (C) any provision of any indenture, agreement or other instrument evidencing material Indebtedness to which it is a party or by which any of its property may be bound or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property except, with respect to clauses (B), (C) and (D) above, to the extent the contravention or default under such Law, contractual restriction, order, writ, judgment, award, injunction, decree or other instrument would not reasonably be expected to have a Material Adverse Effect, or (v) result in the creation or imposition of any Adverse Claim upon or with respect to its property (except as contemplated hereby).
(c)Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered and constitute its legal, valid and binding obligation, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally (whether at law or equity).
(d)Preference; Voidability. The SPV shall have given reasonably equivalent value to each Originator in consideration for the transfer to the SPV of the Conveyed Receivables and Related Assets from such Originator, and each such transfer shall not have been made for or on account of an antecedent debt owed by any Originator to the SPV and no such transfer is or may be voidable under any section of the Bankruptcy Code.

(e)Compliance with Applicable Laws; Licenses, etc.
(A)It is in compliance in all material respects with the requirements of all applicable laws, rules, regulations, and orders of all Official Bodies (including, without limitation, the Federal Consumer Credit Protection Act, as amended, Regulation Z of the Board of Governors of the Federal Reserve System, as amended, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws, rules and regulations applicable to the Conveyed Receivables), a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.
(B)It has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business (including, without limitation, any registration requirements or other actions as may be necessary in any applicable jurisdiction in connection with the ownership of the Contracts or the Conveyed Receivables and other related assets), which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.
(f)Ordinary Course of Business. Each of the Originators and the SPV represents and warrants as to itself that each remittance of Collections by such Originator to the SPV under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the SPV and (ii) made in the ordinary course of business or financial affairs of such Originator and the SPV.
SECTION 5.2Originators’ Additional Representations and Warranties. Each Originator represents and warrants to the SPV and the Agent, as to itself only, that, on each Initial Purchase Date and on each Subsequent Purchase Date:
(a)Perfection; Good Title. Immediately preceding each Purchase hereunder, each Originator is the owner of all of the Conveyed Receivables and all Related Assets to be sold by it pursuant to such Purchase, free and clear of all Adverse Claims (other than any Adverse Claim arising hereunder or under the Second Tier Agreement). The representations set forth on Schedule I are true and correct as applied to each Originator. This Agreement constitutes a valid sale, transfer and assignment of the Conveyed Receivables and Related Assets to the SPV and, upon each Purchase, the SPV shall acquire a valid and enforceable perfected first priority ownership interest or a first priority perfected security interest in each Conveyed Receivable and all of the Related Assets that exist on the date of such Purchase, with respect thereto, free and clear of any Adverse Claim (other than pursuant to this Agreement or the Second Tier Agreement).
(b)Accuracy of Information. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the SPV, the Servicer, each Originator or Greif, Inc. or any of their Subsidiaries or Affiliates in writing to any Investor, Managing Agent or the Agent (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the SPV, the Servicer, each Originator or Greif, Inc. or any of their Subsidiaries or Affiliates in writing to any Investor, Managing Agent or the Agent for purposes of or in connection with this Agreement or any transaction contemplated herein, when taken as a whole, do not contain as of the date furnished any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The SPV, the Servicer, each Originator and Greif, Inc. and any of their Subsidiaries or Affiliates have disclosed to each Investor, each Managing Agent and the Agent (a) all agreements, instruments and corporate or other restrictions to which SPV, the Servicer, each Originator or Greif, Inc. or any of their Subsidiaries or Affiliates is subject, and (b) all other matters known to any of them, that individually or in the aggregate with respect to (a) and (b) above, would reasonably be expected to result in a Material Adverse Effect.
(c)Tax Status. Each of the Originators has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid or made adequate provision for the payment of all taxes, assessments and other material governmental charges, other than (x) those taxes, assessments, or charges that are being contested in good faith through appropriate proceedings and for which adequate reserves in accordance with GAAP have been provided and (y) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(d)Action, Suits. It is not in violation of any order of any Official Body that would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.1(g) to the Disclosure Letter, there are no actions, suits or proceedings pending or, to the best knowledge of the SPV, threatened (i) against the SPV, the Servicer, any Originator or Greif, Inc. or any of their Subsidiaries or Affiliates challenging the validity or enforceability of any material provision of any Transaction Document, or (ii) that would reasonably be expected to have a Material Adverse Effect.
(e)Use of Proceeds. No proceeds of any Purchase hereunder shall be used by an Originator (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, (ii) to acquire any equity security of a class which is registered pursuant to Section 12 of such Act or (iii) for any other purpose that violates applicable Law, including Regulation U of the Federal Reserve Board.
(f)Principal Place of Business; Chief Executive Office; Location of Records. The principal place of business, chief executive office and the offices where each Originator keeps all its Records, are located at the address(es) described on Schedule 4.1(i) of the Disclosure Letter or such other locations notified to the SPV in accordance with Section 6.3(g) in jurisdictions where all action required by Section 4.3 has been taken and completed.
(g)Subsidiaries; Tradenames, Etc. As of the date hereof, no Originator has, within the last five (5) years, operated under any tradename other than its legal name, and, within the last five (5) years, no Originator has changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under the Bankruptcy Code. Schedule 4.1(j) of the Disclosure Letter lists the correct Federal Employer Identification Number of each Originator.
(h)Nature of Receivables. Each Conveyed Receivable is an Eligible Receivable. On the Purchase Date of any Conveyed Receivable by the SPV hereunder, no Originator has any knowledge of any fact (including any defaults by the Obligor thereunder on any other Conveyed Receivable represented by it to be an Eligible Receivable) that would cause it or should have caused it to expect any payments on such Receivable not to be paid in full when due; provided, however, that any such Receivables may be subject to historical delinquency or default issues to the same extent as other previous receivables of such Originator. Substantially all of the Conveyed Receivables arise from the sale of goods or services.
(i)Credit and Collection Policy. Each Originator has at all times complied in all material respects with the Credit and Collection Policy with regard to each Eligible Receivable.

(j)Material Adverse Effect. On and since the Closing Date there has been no Material Adverse Effect.
(k)No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event as applied to any Originator.
(l)Not an Investment Company or Holding Company. No Originator is, or is controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or such Originator is exempt from all provisions of such act.
(m)ERISA. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, no steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of any Originator’s benefit liabilities (as determined under Title IV of ERISA), no contribution failure has occurred or is expected to occur with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA, and each Pension Plan has been administered in all material respects in compliance with its terms and applicable provision of ERISA and the Code.
(n)Blocked Accounts. The names and addresses of all the Blocked Account Banks, together with the account numbers of the Blocked Accounts at such Blocked Account Banks, are specified in Schedule 4.1(s) of the Disclosure Letter (or at such other Blocked Account Banks and/or with such other Blocked Accounts as have been notified to the SPV and each Managing Agent and for which Blocked Account Agreements have been executed in accordance with Section 6.3(g) and delivered to the Servicer and the Agent). All Blocked Accounts are subject to Blocked Account Agreements. All Obligors have been instructed to make payment to a Blocked Account; provided that if cash or cash proceeds other than Collections on Receivables are deposited into a Blocked Account (the “Excluded Amounts”), such Excluded Amounts shall not comprise a part of the Related Assets, and the SPV shall have no right, title or interest in any such Excluded Amounts.
(o)Bulk Sales. No transaction contemplated hereby or by the Second Tier Agreement requires compliance with any bulk sales act or similar law.
(p)Nonconsolidation. Each Originator shall take all actions required to maintain SPV’s status as a separate legal entity, including (i) not holding the SPV out to third parties as other than an entity with assets and liabilities distinct from such Originator and such Originator’s other Subsidiaries; (ii) not holding itself out to be responsible for any Indebtedness of the SPV or, other than by reason of owning membership interests of the SPV, for any decisions or actions relating to the SPV; (iii) having separate financial statements for the SPV, which may be consolidated under the financial statements of Greif, Inc.; (iv) taking such other actions as are necessary on its part to ensure that all corporate and limited liability company procedures required by its and the SPV’s respective organizational documents are duly and validly taken; (v) keeping correct and complete records and books of account and corporate minutes; and (vi) not acting in any manner that could foreseeably mislead others with respect to the SPV’s separate identity. In addition to the foregoing, each Originator shall take the following actions:
(A)maintain company records and books of account separate from those of the SPV;
(B)continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions described in this Agreement;

(C)maintain an arm’s-length relationship with the SPV and shall not hold itself out as being liable for any Indebtedness of the SPV;
(D)keep its assets and its liabilities wholly separate from those of the SPV;
(E)not mislead third parties by conducting or appearing to conduct business on behalf of the SPV or expressly or impliedly representing or suggesting that such Originator is liable or responsible for any Indebtedness of the SPV or that the assets of such Originator are available to pay the creditors of the SPV;
(F)at all times have stationery and other business forms and a mailing address and telephone number separate from those of the SPV;
(G)at all times limit its transactions with the SPV only to those expressly permitted hereunder or under any other Transaction Document; and
(H)comply in all material respects with (and cause to be true and correct in all material respects) each of the facts and assumptions relating to it contained in the opinion(s) of Vorys, Sater, Seymour and Pease LLP, delivered pursuant to Section 5.1(m) of the Existing Agreement (as defined in the Second Tier Agreement) and the Second Tier Agreement.
(q)[Reserved].
(r)Senior Credit Agreements. The transactions contemplated by this Agreement and the other Transaction Documents constitute a “Permitted Accounts Receivable Securitization” under and as defined in each Senior Credit Agreement, and the execution, delivery and performance by each Originator of this Agreement and the other Transaction Documents to which such Person is a party do not contravene or constitute a default or breach under the Senior Credit Agreement.
(s)Anti-Corruption Laws and Sanctions.
(A)Each Originator represents and warrants that such Originator, and such Originator’s directors and officers, and to the knowledge of any Originator any employee, agent, or affiliate acting on behalf of any Originator: (a) is not a Sanctioned Person; (b) does not do business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Person or any Sanctioned Jurisdiction; and (c) is not in violation of, and is not, directly or indirectly, taking any action that could cause such Originator to be in violation of, applicable (i) International Trade Laws, (ii) Sanctions, (iii) Anti-Money Laundering Laws in any material respect, or (iv) Anti-Corruption Laws.
(B)Each Originator represents and warrants that such Originator, and such Originator’s directors and officers, and to the knowledge of any Originator, any employee, agent or affiliate acting on behalf of such Originator: (x) is not in receipt of any notice or communication from any Compliance Authority that alleges, or otherwise pertains to a violation of any (i) International Trade Laws, (ii) Sanctions, (iii) Anti-Money Laundering Laws in any material respects, or (iv) Anti-Corruption Laws; and (y) is not the target or subject of any investigation, nor has it received any request for information, involving any allegation relating to a violation by an Official Body of any (i) International Trade Laws, (ii) Sanctions, (iii) Anti-Money Laundering Laws, in any material respects, or (iv) Anti-Corruption Laws.

(C)Each Originator represents, warrants and covenants that such Originator has instituted, maintains or is subject to policies and procedures reasonably designed to promote and achieve compliance with applicable International Trade Laws, Sanctions, Anti- Money Laundering Laws and Anti-Corruption Laws.
(D)Each Originator represents and warrants that, solely with respect to the Affected Assets pledged by such Originator, there is no Covered Property pledged as Affected Assets.
SECTION 5.3Notice of Breach. Upon discovery by an Originator of a breach of any of the representations and warranties made by it in Sections 5.1 and 5.2, the Originator shall give prompt written notice to the SPV within three (3) Business Days of such discovery.
ARTICLE VI
COVENANTS
SECTION 6.1Mutual Covenants. At all times from the date hereof to the Final Payout Date, each Originator and the SPV shall:
(a)Compliance with Laws, Etc. Comply in all material respects with all Laws to which it or its respective properties may be subject, and preserve and maintain its corporate or limited liability company existence, rights, franchises, qualifications and privileges, except to the extent any non-compliance would not reasonably be expected to have a Material Adverse Effect.
(b)Reporting Requirements. Provide periodic financial statements, information and reports as reasonably requested by the other party. All such statements, information and reports shall be true and accurate in all material respects.
(c)Separate Business; Nonconsolidation. Not take any action that is inconsistent with the terms of Sections 6.1(k)(i) or 6.1(l) of the Second Tier Agreement or Section 5.2(p) hereof.
(d)Solvency of SPV. In the case of the SPV, ensure that (i) the fair value of the assets of the SPV, at a fair valuation, will, at all times prior to the Final Payout Date, exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the SPV, at all times prior to the Final Payout Date, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the SPV will, at all times prior to the Final Payout Date, be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the SPV will not, at any time prior to the Final Payout Date, have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
SECTION 6.2Affirmative Covenants of the Originators. At all times from the date hereof to the Final Payout Date:
(a)Conduct of Business; Ownership. Each Originator shall continue to engage in business of the same general type as now conducted by them (including businesses reasonably related or incidental thereto) and do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The SPV shall at all times be a wholly-owned Subsidiary of one of the Originators, each of which at all times must be a direct or indirect Subsidiary of Greif, Inc.
(b)Furnishing of Information and Inspection of Records. Each Originator shall furnish to the SPV or any Managing Agent from time to time such information with respect to the Related Assets as the SPV or such Managing Agent may reasonably request, including listings identifying the Obligor and the Unpaid Balance for each Receivable. Each Originator shall, at any time and from time to time during regular business hours upon reasonable notice (which shall be at least two (2) Business Days), as requested by the SPV or any Managing Agent, permit the SPV or such Managing Agent, or their respective agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Conveyed Receivables or other Related Assets, including the related Contracts and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Conveyed Receivables, the Related Assets or such Originator’s performance hereunder, under the Contracts and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of such Originator having knowledge of such matters (but only in the presence of a Responsible Officer of the SPV); provided that unless a Termination Event or Potential Termination Event shall have occurred and be continuing, the Originator shall not be required to reimburse the reasonable expenses of more than one (1) such visit per calendar year.
(c)Keeping of Records and Books of Account. Each Originator shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Conveyed Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Conveyed Receivables (including records adequate to permit the daily identification of each new Conveyed Receivable and all Collections of and adjustments to each existing Conveyed Receivable). Each Originator shall give the SPV and the Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence (and the Agent will promptly forward such notice to each Managing Agent).
(d)Performance and Compliance with Conveyed Receivables, Contracts and Credit and Collection Policy. Each Originator shall (i) at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Conveyed Receivables in accordance with the Credit and Collection Policy; and (ii) timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Conveyed Receivable and the related Contract.
(e)Notice of Agent’s Interest. In the event that any Originator shall sell or otherwise transfer any interest in accounts receivable or any other financial assets (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments provided by such Originator in connection with any such sale or transfer shall disclose the SPV’s ownership of the Conveyed Receivables and the Agent’s interest therein.
(f)Collections. The Originators have instructed, or shall instruct, all Obligors to cause all Collections to be deposited directly to a Blocked Account or to post office boxes to which only Blocked Account Banks have access and shall instruct the Blocked Account Banks to cause all items and amounts relating to such Collections received in such post office boxes to be removed and deposited into a Blocked Account on a daily basis.

(g)Collections Received. Each Originator shall hold in trust, and deposit, promptly, but in any event not later than two (2) Business Days following its receipt thereof, to a Blocked Account all Collections received by it from time to time.
(h)Blocked Accounts. Each Blocked Account shall at all times be subject to a Blocked Account Agreement.
(i)Sale Treatment. No Originator shall treat the transactions contemplated by this Agreement in any manner other than as a sale or contribution (as applicable) of Conveyed Receivables by such Originator to the SPV, except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP or are disregarded for tax purposes. In addition, each Originator shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Person’s financial statements) the existence and nature of the transaction contemplated hereby and the interest of the SPV in the Conveyed Receivables and Related Assets.
(j)Ownership Interest, Etc. Each Originator shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable ownership or first priority perfected security interest in the Conveyed Receivables, the associated Related Assets and proceeds with respect thereto, in each case free and clear of any Adverse Claim, in favor of the SPV, including taking such action to perfect, protect or more fully evidence the interest of the SPV and the Agent, as the Agent may request.
(k)Perfection Covenants. Each of the Originators shall comply with each of the covenants set forth in Schedule I to this Agreement which are incorporated herein by reference.
(l)Information for Servicer Report. Each Originator shall promptly deliver any information, documents, records or reports with respect to the Conveyed Receivables that the SPV shall require to complete the Servicer Report pursuant to Section 2.8 of the Second Tier Agreement.
(m)[Reserved].
(n)[Reserved].
SECTION 6.3Negative Covenants of the Originators. At all times from the date hereof to the Final Payout Date, unless the Majority Investors shall otherwise consent in writing:
(a)No Sales, Liens, Etc. (i) After giving effect to the financing statement amendments being filed as of the date hereof in respect of certain all asset filings made by JPMorgan Chase Bank, National Association, or CoBank, ACB, as agent under a Senior Credit Agreement against certain Originators and (ii) except as otherwise provided herein and in the Second Tier Agreement, no Originator shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (A) any of the Conveyed Receivables or Related Assets, or (B) any proceeds of inventory or goods, the sale of which may give rise to a Receivable, or assign any right to receive income in respect thereof.
(b)No Extension or Amendment of Receivables. Except as otherwise permitted in Section 7.2 of the Second Tier Agreement, no Originator shall extend, amend or otherwise modify the terms of any Conveyed Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c)No Change in Business or Credit and Collection Policy. No Originator shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, materially impair the collectability of any Eligible Receivable or reasonably be expected to have a Material Adverse Effect.
(d)No Divisions, Mergers, Etc. No Originator shall consolidate or merge with or into, or divide or create a plan of division, or sell, lease or transfer all or substantially all of its assets to, any other Person, unless (i) no Termination Event would be expected to occur as a result of such transaction and (ii) such Person executes and delivers to the Agent and each Managing Agent an agreement by which such Person assumes the obligations of the applicable Originator hereunder and under the other Transaction Documents to which it is a party, or confirms that such obligations remain enforceable against it, together with such certificates and opinions of counsel as the Agent or any Managing Agent may reasonably request.
(e)Change in Payment Instructions to Obligors. No Originator shall add or terminate any bank as a Blocked Account Bank or any account as a Blocked Account to or from those listed in Schedule 4.1(s) of the Disclosure Letter or make any change in its instructions to Obligors regarding payments to be made to any Blocked Account, unless (i) such instructions are to deposit such payments to another existing Blocked Account or to the Collection Account or (ii) the SPV and the Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the SPV and the Agent shall have received a Blocked Account Agreement executed by each new Blocked Account Bank or an existing Blocked Account Bank with respect to each new Blocked Account reasonably acceptable to the SPV and the Agent, as applicable.
(f)Deposits to Blocked Accounts. No Originator shall deposit or otherwise credit, or cause or permit to be so deposited or credited, any Excluded Amounts to the Collection Account. If Excluded Amounts (including any inadvertent deposits) are deposited into any Blocked Account, the applicable Originator(s) will promptly identify such Excluded Amounts for segregation and removal from such Blocked Account. Other than as permitted in the foregoing sentence, no Originator will, or will permit any other Person to, commingle Collections or other funds to which the SPV or any other Secured Party is entitled with any other Excluded Amounts.
(g)Change of Name, Etc. No Originator shall change its name, identity or structure (including pursuant to a merger or division) or the location of its jurisdiction or formation or any other change which could render any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC, unless at least thirty (30) days prior to the effective date of any such change the Originator delivers to the SPV, the Agent and each Managing Agent (i) such documents, instruments or agreements, executed by the applicable Originator(s) as are necessary to reflect such change and to continue the perfection of the SPV’s and the Agent’s ownership interests or security interests in the Conveyed Receivables and Related Assets and (ii) if necessary, new or revised Blocked Account Agreements executed by the Blocked Account Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 7.3 of the Second Tier Agreement.
(h)Amendment of this Agreement. None of the Originators shall amend, modify or supplement this Agreement or waive any provision hereof, in each case except with the prior written consent of the Agent and the Majority Investors; nor shall any Originator take any other action under this Agreement that would reasonably be expected to result in a material adverse effect on the Agent, any Managing Agent or any Investor.

(i)Sanctions; Anti-Corruption Laws and Anti-Money Laundering Laws. Each Originator hereby agrees that it shall: (a) in the event that any Affected Assets becomes Covered Property, promptly notify the SPV and Agent and provide to the SPV additional Affected Assets that is not Covered Property of at least equal value to the Affected Assets that became Covered Property, except to the extent prohibited by applicable Law; and (b) comply with applicable (i) International Trade Laws, (ii) Sanctions, (iii) Anti-Money Laundering Laws, in all material respects, and (iv) Anti-Corruption Laws and maintains or is subject to policies and procedures reasonably designed to promote and achieve compliance with all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti- Corruption Laws by each Originator, each Originator’s directors and officers, and any employee, agent or affiliate acting on behalf of each Originator in connection with this Agreement. No Originator will, directly or indirectly, fund or facilitate any Affiliate of such Person in any manner that would cause a violation of Sanctions by any party to this Agreement or the Second Tier Agreement.
ARTICLE VII
TERM AND TERMINATION
SECTION 7.1Term. This Agreement shall commence as of the Closing Date and shall continue in full force and effect until the earliest of (a) the date after the Final Payout Date designated by the SPV or the Originators as the termination date at any time following sixty (60) day’s written notice to the other (with a copy thereof to the Agent), (b) the occurrence of the Termination Date and (c) the earliest date on which the (i) Minimum Capital Test is not satisfied and (ii) the outstanding Deferred Purchase Price is greater than $0 (any such date being a “Purchase Termination Date”); provided that the occurrence of the Purchase Termination Date pursuant to this Section 7.1 shall not discharge any Person from any obligations incurred prior to the Purchase Termination Date, including any obligations to make any payments with respect to the interest of the SPV in any Receivable sold prior to the Purchase Termination Date; and provided further that (i) the rights and remedies of the SPV with respect to any representation and warranty made or deemed to be made by any Originator pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreements set forth in Sections 2.2, 2.3, 2.4 and 9.9 shall survive any termination of this Agreement.
SECTION 7.2Effect of Purchase Termination Date. Following the occurrence of the Purchase Termination Date pursuant to Section 7.1, no Originator shall sell to, and the SPV shall not purchase from any Originator, any Receivables or Related Assets. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to any Originator or the SPV shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including pre-termination breaches of representations and warranties by any Originator or the SPV. Without limiting the foregoing, prior to the Purchase Termination Date, the failure of any Originator to deliver computer records of any Conveyed Receivables or any reports regarding any Conveyed Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article IV or Section 8.1 render an executed sale executory.
ARTICLE VIII
INDEMNIFICATION
SECTION 8.1Indemnities by the Originator. Without limiting any other rights which the Originator Indemnified Parties may have hereunder or under applicable Law, each Originator hereby agrees, jointly and severally, to indemnify the SPV and its successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees, counsel and other agents of any of the foregoing (collectively, “Originator Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which attorneys may be employees of any Originator Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between any Originator and any of the Originator Indemnified Parties or between any of the Originator Indemnified Parties and any third party, in each case arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the SPV or any other Originator Indemnified Party of any interest in any Conveyed Receivable and Related Assets or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Originator Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Originator Indemnified Party or (ii) recourse for uncollectible Receivables, or (iii) any Excluded Taxes. Without limiting the generality of the foregoing, each Originator shall indemnify each Originator Indemnified Party for Originator Indemnified Amounts relating to or resulting from:
(a)any representation or warranty made by any Originator or any officers of any Originator under or in connection with this Agreement, any of the other Transaction Documents, any Servicer Report or any other information or report delivered by any Originator pursuant hereto, or pursuant to any of the other Transaction Documents which shall have been incomplete, false or incorrect in any respect when made or deemed made;
(b)the failure by any Originator to comply with any applicable Law with respect to any Receivable or the related Contract, or the nonconformity of any Conveyed Receivable or the related Contract with any such applicable Law;
(c)the failure to vest and maintain vested in the SPV a first priority, perfected ownership interest in the Conveyed Receivables and Related Assets, free and clear of any Adverse Claim;
(d)the failure by any Originator, following a request from the Agent, to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Conveyed Receivables and Related Assets;
(e)any dispute, claim, offset or defense (other than discharge in bankruptcy or as a result of the uncollectibility of any Receivable) of the Obligor to the payment of any Conveyed Receivable (including a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Conveyed Receivables or the related Contracts restricting assignment of any Conveyed Receivables;
(f)any failure of any Originator to perform its duties or obligations in accordance with the provisions hereof;
(g)any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Conveyed Receivable;
(h)the transfer to the SPV of an interest in any Receivable other than an Eligible Receivable;

(i)the failure by any Originator to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties or obligations under the Conveyed Receivables or related Contracts;
(j)the failure of any Originator to pay when due any sales, excise or personal property taxes payable in connection with any of the Conveyed Receivables;
(k)any repayment by any Originator Indemnified Party of any amount previously distributed in reduction of Net Investment which such Originator Indemnified Party believes in good faith is required to be made;
(l)the commingling by any Originator of Collections at any time with any other funds;
(m)any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of purchases by any Originator, the ownership of the Asset Interest, or any Conveyed Receivable or Related Asset;
(n)failure of any (i) Blocked Account Bank to remit any amounts held in the Blocked Accounts or any related lock-boxes or (ii) Existing Lee Account Bank to remit the Collections in the Existing Lee Accounts to a Blocked Account within two (2) Business Days of receipt, in each case, pursuant to the instructions of the Servicer, the SPV, any Originator or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof, of the Second Tier Agreement and of any applicable Blocked Account Agreement) whether by reason of the exercise of set-off rights or otherwise;
(o)any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of any Originator to qualify to do business or file any notice of business activity report or any similar report;
(p)any attempt by any Person to void, rescind or set-aside any transfer by any Originator to the SPV of any Conveyed Receivable or Related Assets under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code or other insolvency law;
(q)any action taken by any Originator or the Servicer (if the Servicer is an Affiliate or designee of an Originator) in the enforcement or collection of any Conveyed Receivable (unless such action was directed by the Agent or the Investors in bad faith or with gross negligence or willful misconduct);
(r)the use of the proceeds of any Purchase hereunder; or
(s)any and all amounts paid or payable by the SPV pursuant to Sections 9.3, 9.4 or 9.5 of the Second Tier Agreement.
ARTICLE IX
MISCELLANEOUS PROVISIONS
SECTION 9.1Waivers; Amendments. (a) No failure or delay on the part of the SPV in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.
(b)Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of the parties hereto and consented to in writing by the Agent and the Majority Investors.
SECTION 9.2Notices. All communications and notices provided for hereunder shall be provided in the manner described in the Notice Letter Agreement.
SECTION 9.3Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
SECTION 9.4Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
SECTION 9.5Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.
SECTION 9.6Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile or e-mail of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.
SECTION 9.7Successors and Assigns; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also inure to the benefit of the parties to the Second Tier Agreement and their respective successors and assigns; provided that none of the Originators nor the SPV may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of each Managing Agent. Each Originator acknowledges that the SPV’s rights under this Agreement may be assigned to the Agent, on behalf of the Investors, under the Second Tier Agreement and consents to such assignment and to the exercise of those rights directly by the Agent, to the extent permitted by the Second Tier Agreement. The Agent shall be an express third party beneficiary of this Agreement.
SECTION 9.8Costs, Expenses and Taxes. In addition to its obligations under Section 8.1, each Originator agrees to pay on demand (a) all costs and expenses (including attorneys’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of the SPV or its assigns) incurred by the SPV and its assigns in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including the reasonable attorneys’ fees and expenses incurred in connection with the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing and (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, other than taxes based upon income.
SECTION 9.9No Proceedings; Limited Recourse. Each Originator covenants and agrees, for the benefit of the parties to the Second Tier Agreement, that it shall not institute against SPV, or join any other Person in instituting against SPV, any proceeding of a type referred to in the definition of Event of Bankruptcy until one (1) year and one (1) day after the Final Payout Date. In addition, all amounts payable by the SPV to an Originator pursuant to this Agreement shall be payable solely from funds available for that purpose pursuant to Section 2.14 of the Second Tier Agreement.
SECTION 9.10Further Assurances. The SPV and each Originator agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the SPV and each Originator have caused this Sale Agreement to be duly executed by their respective officers as of the day and year first above written.
GREIF PACKAGING LLC,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

AMERICAN FLANGE & MANUFACTURING CO. INC.,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

CARAUSTAR MILL GROUP, INC.,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC.,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

CARAUSTAR RECOVERED FIBER GROUP, INC.,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

THE NEWARK GROUP, INC.,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

CARAUSTAR CONSUMER PRODUCTS GROUP, LLC,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

CASCADE PAPER CONVERTERS CO.,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

CONTAINER LIFE CYCLE MANAGEMENT LLC,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

LEE CONTAINER, LLC,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

LEE CONTAINER IOWA, LLC,
as an Originator

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

GREIF RECEIVABLES FUNDING LLC,
as the SPV

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

Acknowledged and Consented to:

GREIF, INC.,

By: /s/ VIDHYA SRIRAM
Name: Vidhya Sriram
Title: Vice President, Treasurer

SCHEDULE I
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
In addition to the representations, warranties and covenants contained in this Agreement, each Originator hereby represents, warrants, and covenants as follows:
General
1.The First Tier Agreement creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Conveyed Receivables and Related Assets in favor of the SPV, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Originators.
2.The Conveyed Receivables constitute “accounts” within the meaning of UCC Section 9-102. The rights of the Originators under the First Tier Agreement constitute “general intangibles” within the meaning of UCC Section 9-102.
3.Each Originator has taken all steps necessary to perfect its security interest against the applicable Obligors in the Conveyed Receivables and Related Assets (if any) securing the Conveyed Receivables.
Creation
4.Immediately prior to the transfer and assignment herein contemplated, each Originator had good title to the Conveyed Receivables transferred by it to the SPV under the First Tier Agreement, and was the sole owner thereof, free and clear of all Adverse Claims and, upon the transfer thereof, the SPV shall have good title to such Conveyed Receivables, and will (i) be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, or (ii) have a first priority security interest in such Conveyed Receivables, and the transfer or security interest has been perfected under the UCC. No Originator has taken any action to convey any right to any Person that would result in such Person having a right to payments due under the Conveyed Receivables, except as contemplated by the First Tier Agreement and the other Transaction Documents.
Perfection
5.Each Originator has taken or will have taken all steps reasonably necessary to assist the SPV to cause, within ten (10) days after the effective date of the First Tier Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of, or security interest in, the Conveyed Receivables and the rights of the SPV under the First Tier Agreement from SPV to the Agent.
Priority
6.Other than the transfer of the Conveyed Receivables under the First Tier Agreement, none of the Originators has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Conveyed Receivables or the Related Assets.
7.None of the Originators has any knowledge of any judgment, ERISA or tax lien filings against it which would reasonably be expected to have a Material Adverse Effect.
Schedule I-1

8.Notwithstanding any other provision of this Agreement or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect until such time as all obligations under the First Tier Agreement have been finally and fully paid and performed.
9.In order to evidence the interests of the SPV under the First Tier Agreement, each Originator shall, from time to time, take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary (including such actions as are requested in writing by the Agent) to maintain the SPV’s ownership interest and to maintain and perfect, as a first-priority interest, the SPV’s security interest in the Conveyed Receivables and the other Related Assets. The Originators shall, upon the request of the Agent, from time to time and within the time limits established by Law, prepare and present to the Agent for the Agent’s authorization and approval all financing statements, amendments, continuations or other filings necessary to continue, maintain and perfect as a first-priority interest the SPV’s interest in the Conveyed Receivables and other Related Assets. The Agent’s approval of such filings shall authorize the Originators to file such financing statements under the UCC. Notwithstanding anything else in the Transaction Documents to the contrary, the Originators shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Agent.

Schedule I-2